UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2025

Coinbase Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40289	46-4707224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Madison Avenue Suite 2400 New York, NY

10010
(Address of principal executive offices)[1]	(Zip Code)[1]
Not Applicable
(Registrant’s telephone number, including area code)1
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value	COIN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
1 We are a remote-first company. Accordingly, we do not maintain a headquarters. We are including this address solely for the purpose of satisfying the Securities and Exchange Commission’s request. Stockholder communications may also be sent to the email address: secretary@coinbase.com.

Item 1.01   Entry into a Material Definitive Agreement.
On May 8, 2025, Coinbase Global, Inc., a Delaware corporation (“Coinbase”), Sentillia B.V., a private limited liability company organized under the laws of the Netherlands (“Deribit”), the Deribit shareholders listed on Exhibit B thereto (the “Deribit Shareholders”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the shareholders’ agent (“Shareholders’ Agent”), entered into a Share Purchase Agreement (the “Purchase Agreement”). The Purchase Agreement and Share Purchase (as defined below) have been approved by the respective boards of directors or equivalent governing bodies of Coinbase and Deribit.

The Purchase Agreement provides that, on the date of closing of the transaction contemplated by the Purchase Agreement (the “Closing”), and upon the terms and subject to the conditions set forth in the Purchase Agreement, Coinbase or its affiliate will acquire, from the Deribit Shareholders, all of the issued and outstanding ordinary shares of Deribit (the “Share Purchase”). As consideration for the Share Purchase, Coinbase will (i) pay the Deribit Shareholders an aggregate of $700 million in cash; and (ii) issue to the Deribit Shareholders an aggregate of 10,997,881 shares of Coinbase’s Class A common stock, par value $0.00001 (“Coinbase Stock”), subject to (a) customary adjustments for net working capital, unpaid indebtedness, unpaid transaction expenses and the amount of unrestricted cash held by Deribit, (b) an amount to be held in escrow for 15 months with respect to the indemnification obligations of the Deribit Shareholders as set forth in the Purchase Agreement and (c) amounts to be withheld with respect to a purchase price adjustment escrow and an expense fund for the Shareholders’ Agent.

The obligation of the parties to consummate the transaction contemplated by the Purchase Agreement is subject to the satisfaction or waiver of a number of customary conditions, including: (i) receipt of certain regulatory approvals; (ii) the absence of laws or orders restraining or preventing the consummation of the Share Purchase; (iii) the representations and warranties of Coinbase, Deribit and the Deribit Shareholders being true and correct, subject to the materiality standards contained in the Purchase Agreement, and Coinbase, Deribit and the Deribit Shareholders having complied in all material respects with their respective obligations under the Purchase Agreement; (iv) the absence of any effects that have constituted or resulted in, or would reasonably be expected to constitute or result in, a material adverse effect for Coinbase or Deribit; and (v) the receipt by Coinbase and Deribit of certain closing agreements and certificates. The Purchase Agreement contains customary representations and warranties given by Coinbase, Deribit and the Deribit Shareholders. Coinbase, Deribit and the Deribit Shareholders have also each made customary covenants in the Purchase Agreement, including covenants by Deribit relating to the conduct of its business prior to the Closing. The Purchase Agreement contains customary termination rights for Coinbase and Deribit, including if the Share Purchase is not completed by November 8, 2025 (subject to extension rights to the extent certain regulatory approvals remain outstanding) (the “Outside Date”). Under the Purchase Agreement, Coinbase will be required to pay a termination fee to Deribit equal to $100 million if the Purchase Agreement is terminated in certain circumstances related to the failure to obtain certain regulatory approvals prior to the Outside Date. The parties have agreed to use their respective reasonable efforts to complete the Share Purchase, including to obtain certain specified regulatory approvals for the transaction.

Coinbase intends to issue the shares of Coinbase Stock at Closing as part of the consideration for the transaction proposed by the Purchase Agreement in reliance upon the exemptions from registration afforded by the Securities Act of 1933, as amended. Coinbase has agreed to file a registration statement on Form S-3 as promptly as practicable following the Closing covering the resale of such shares of Coinbase Stock. In connection with the Share Purchase, certain Deribit Shareholders, who will receive more than 75% of the Coinbase Stock issued in connection with the Share Purchase in the aggregate, have agreed to enter into a lock-up arrangement to place restrictions on the transfer of two-thirds of the shares of Coinbase Stock received by such Deribit Shareholders, with 50% of such shares released from the lock-up 90 days following the Closing and the remaining 50% of such shares released from the lock-up 180 days following the Closing.

The foregoing description of the Share Purchase and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any factual information about the parties.

The Purchase Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. In particular, the representations, warranties, covenants and agreements in the Purchase Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters as facts. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in parties’ public disclosures. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the parties.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01   Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

2.1*†
Share Purchase Agreement, dated as of May 8, 2025, by and among Coinbase Global, Inc, Sentillia B.V., the Deribit Shareholders listed on Exhibit B thereto and Shareholder Representative Services LLC as the shareholders’ agent.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.
* Portions of the exhibit have been omitted from this filing (indicated by “[***]”) pursuant to Item 601(b)(2)(ii) of Regulation S-K, which portions will be furnished to the Securities and Exchange Commission (the “SEC”) upon request

† Schedules (or similar attachments) have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

Forward-Looking Statement Disclosure
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding Coinbase’s anticipated closing of the Share Purchase. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, among others: failure to obtain applicable regulatory approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the transaction or to complete the transaction on anticipated terms and timing; negative effects of the announcement of the transaction; risks that the businesses will not be integrated successfully on a timely basis or at all, or that Coinbase will not realize expected benefits, cost savings, accretion, synergies and/or growth, or that such benefits may take longer to realize than expected; the risk that disruptions from the transaction will harm business plans and operations; significant transaction and integration costs; the potential impact of the announcement or consummation of the transaction on Coinbase’s, Deribit’s or the combined company’s relationships with partners, customers, employees and regulators; demand for Coinbase’s, Deribit’s, or the combined company’s products and services; market acceptance of Coinbase’s products and services; Coinbase’s ability to expand internationally; the effects of increased competition in Coinbase’s markets; Coinbase’s ability to stay in compliance with applicable laws and regulations; stock price fluctuations; market conditions across the cryptoeconomy, including crypto asset price volatility; and general market, political, and economic conditions, including interest rate fluctuations, inflation, instability in the global banking system, economic downturns, and other global events, including regional wars and conflicts, tariffs and government shutdowns. It is not possible for Coinbase’s management to predict all risks, nor can Coinbase assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Coinbase may make. In light of these risks, uncertainties, and assumptions, Coinbase’s actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are, or will be included, in the filings Coinbase makes with the SEC from time to time, including its Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 13, 2025. Except as required by law, Coinbase assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINBASE GLOBAL, INC.

Dated: May 8, 2025	By:	/s/ Alesia J. Haas
Alesia J. Haas
Chief Financial Officer